EXHIBIT 23.1
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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Sun Bancorp, Inc. on Form S-1 of our report dated January 31, 1997 for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                              /s/ Deloitte & Touche LLP

Philadelphia, PA

February 14, 1997